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                                                                  EXHIBIT 10.8.1

ADDITIONAL ESCROW INSTRUCTIONS


________________________________________________________________________________

Date:  June 3, 1996

To:    Hermosa Escrow Co. Inc.
       Vilma Hastings, Escrow Officer

Re:    Escrow No. 32383
       7328 North 27th Avenue, Phoeniz, AZ
________________________________________________________________________________

The previous instructions in the above numbered escrow are hereby modified and/or supplemented by the following particulars only:


ITEM NO. 1. The Escrow closing date is hereby extended and shall be on or before July 1, 1996.


ITEM NO. 2. In accordance with the intent of the original Real Estate Purchase Contract dated September 20, 1995, the sale price is determined as a product of a 10 percent capitalization rate as applied to the property's net operating income. The parties hereby agree to make any adjustments necessary at the close of escrow to reflect the same capitalization rate based on an annualized net operating income for the prior six month period. The accounting for this adjustment shall be in accordance with the methods used by Seller to produce the Operating Results reports; reports for January through April are attached to this instruction and are deemed to accepted by the parties for both content and accounting methodology.


All other provisions of the contract and escrow instructions shall remain unchanged.



Signatures:

SELLER:                                BUYER:

Professors' Fund I,                    American Equity Trust Operating
a Arizona Limited Partnership          Partnership L.P. a Delaware Partnership


                                       /s/ Arthur P. Herring
________________________________       ______________________________________
By Elizabeth J. Clarquist,             By Arthur P. Herring, CEO, American
General Partner                        Equity Trust Inc., General Partner